                                    EXHIBIT 1

                             JOINT FILING STATEMENT

     This Joint Filing Statement is executed this 31st day of October, 1996 among G&O Partners, L.P., a Delaware limited partnership and Ganek & Orwicz Partners, Inc., a New York corporation.

     G&O Partners, L.P. and Ganek & Orwicz Partners, Inc. do hereby agree to file jointly with the Securities and Exchange Commission any Schedules or other filings or amendments thereto pursuant to
Section 13(d) of the Securities Exchange Act of 1934.

                                  G&O PARTNERS, L.P.

                                  By: /s/ Paul C. Orwicz
                                      -------------------------------------
                                      Name:  Ganek & Orwicz Partners, Inc.
                                      Title: General Partner

                                  GANEK & ORWICZ PARTNERS, INC.

                                  By: /s/ Paul C. Orwicz
                                      -------------------------------------
                                      Name: Paul C. Orwicz
                                      Title: Corporate Secretary